UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2016

GlobeImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35642	84-1353925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Infinite Drive Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01

Other Events

GlobeImmune, Inc. (the “Company”) provided an update today on the previously announced process for exploring strategic options for the Company. Cantor Fitzgerald & Co. has been retained by the Company to assist in reviewing ways to maximize stockholder value. While the Company continues to seek potential strategic transactions, after a thorough process, the Company has not identified a potential transaction to date. The Company does not have a defined timeline for the strategic review process and the review may not result in any specific action or transaction.

Patients are being enrolled in three clinical trials being conducted by the Company’s corporate collaborators, Gilead Sciences, Inc. and Celgene Corporation in collaboration with the Company. The 48-week results from a Phase 2 clinical trial investigating GS-4774 in patients with chronic HBV infection, who are currently not receiving treatment, are projected to be available in the second half of 2016. The results from a GI-6207 Phase 2 trial in subjects with medullary thyroid cancer are projected to be available in the second half of 2016. In April 2015, the Company, Celgene and the National Cancer Institute opened for enrollment a Phase 2 clinical trial designed to investigate the safety and efficacy of evaluating GI-6301 in combination with radiation therapy in patients with chordoma.

Any updates to these estimates will be included in the Company’s future reports on Form 10-K, 10-Q or 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeImmune, Inc.

Dated: February 3, 2016

	By:	/s/ Timothy C. Rodell
Timothy C. Rodell
Chief Executive Officer and President